UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/19/2007

CV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21643

Delaware	43-1570294
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3172 Porter Drive, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

650-384-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On November 19, 2007, CV Therapeutics, Inc. publicly disseminated a press release announcing that that the U.S. Food and Drug Administration (FDA) has notified the Company that its supplemental new drug application (sNDA) and new drug application (NDA) for Ranexa(R) (ranolazine extended-release tablets) have both been accepted for filing. The Prescription Drug User Fee Act (PDUFA) action date for both applications is July 27, 2008.

The sNDA seeks an expansion to the approved product labeling for Ranexa(R) (ranolazine extended-release tablets) to include a first line angina indication and a significant reduction in cautionary language. The sNDA is being reviewed by the FDA Division of Cardiovascular Renal Products.

After receiving this sNDA submission from CV Therapeutics, the FDA initiated, and has now accepted for filing, a separate NDA on behalf of the Company to provide a clinical review of a potential labeling change to add reduction of hemoglobin A1c (HbA1c) in coronary artery disease patients with diabetes. This NDA is being reviewed by the FDA Division of Metabolism and Endocrinology Products.

The foregoing description is qualified in its entirety by reference to our press release dated November 19, 2007, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

*****

Item 9.01.    Financial Statements and Exhibits

(d)       Exhibits.

               99.1       Press Release dated November 19, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS, INC.

Date: November 20, 2007	By:	/s/ TRICIA BORGA SUVARI
TRICIA BORGA SUVARI
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated November 19, 2007.